SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) October 28, 2009

CENTERSTATE BANKS, INC.

(Exact name of registrant as specified in charter)

Florida	000-32017	59-3606741
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS employer identification no.)

42745 U.S. Highway 27, Davenport, FL	33837
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (863) 491-7750

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement

On October 28, 2009, CenterState Banks, Inc. (“CSFL”) entered into a Warrant Repurchase Letter Agreement (the “Repurchase Agreement”) with the United States Department of Treasury (the “Treasury”) to repurchase a warrant to purchase 125,413 shares of CSFL common stock that was issued to the Treasury on November 21, 2008 (the “Warrant”) in connection with CSFL’s sale to Treasury of 27,875 shares of Fixed Rate Cumulative Perpetual Preferred Stock, Series A, having a liquidation preference of $1,000 per share, for an aggregate purchase price of $27,875,000 as part of the Treasury’s Capital Purchase Program. Pursuant to the terms of the Repurchase Agreement, CSFL repurchased the Warrant for a purchase price of $212,000. CSFL previously repurchased all of the Series A Preferred Shares on September 30, 2009 for $28,049,218.75, which included all accrued and unpaid dividends. As a result of the Warrant repurchase, CSFL has repurchased all securities issued to the Treasury under the Capital Purchase Program.

Item 9.01	Financial Statements and Exhibits.

(a)	Exhibits:

Exhibit 10.1	Warrant Repurchase Letter Agreement, dated October 28, 2009, between CenterState Banks, Inc. and the United States Department of the Treasury.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CENTERSTATE BANKS, INC.

By:	/S/ JAMES J. ANTAL
James J. Antal
Senior Vice President and Chief Financial Officer

Date: October 28, 2009

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